Exhibit 99.1

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands)

	September 30, 2007
	Historical	Adjustments		Pro Forma
Current assets:
Cash	$9,801	$—		$9,801

Accounts receivable	137,533	—		137,533
Receivables from derivative contracts	23,168	—		23,168
Prepaid expenses and other	17,659	—		17,659

Total current assets	188,161	—		188,161

Oil and gas properties (full cost method):
Evaluated	3,647,045	(681,495	)(1)	2,965,550

Unevaluated	532,200	(108,796	)(2)	423,404

Gross oil and gas properties	4,179,245	(790,291)		3,388,954
Less—accumulated depletion	(672,527)	—		(672,527)

Net oil and gas properties	3,506,718	(790,291)		2,716,427

Other operating property and equipment:
Gross other operating property and equipment	18,452	—		18,452
Less—accumulated depreciation	(6,042)	—		(6,042)

Net other operating property and equipment	12,410	—		12,410

Other noncurrent assets:
Goodwill	938,002	—		938,002
Debt issuance costs, net of amortization	12,899	—		12,899
Receivables from derivative contracts	1,257	—		1,257
Note receivable	—	100,000	(3)	100,000
Restricted cash	—	650,000	(4)	650,000
Other	6,357	—		6,357

Total assets	$4,665,804	$(40,291)		$4,625,513

Current liabilities:
Accounts payable and accrued liabilities	$305,797	$—		$305,797
Current portion of deferred income taxes	3,593	—		3,593
Liabilities from derivative contracts	13,419	—		13,419
Current portion of long-term debt	1,431	—		1,431

Total current liabilities	324,240	—		324,240

Long-term debt	1,613,422	(17,000	)(5)	1,596,422
Liabilities from derivative contracts	3,628	—		3,628
Asset retirement obligations	45,910	(23,291	)(6)	22,619
Deferred income taxes	681,107	—		681,107
Other noncurrent liabilities	2,658	—		2,658
Commitments and contingencies
Stockholders’ equity:
Common stock	170	—		170
Additional paid-in capital	1,857,345	—		1,857,345
Retained earnings	137,324	—		137,324

Total stockholders’ equity	1,994,839	—		1,994,839

Total liabilities and stockholders’ equity	$4,665,804	$(40,291)		$4,625,513

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

	Nine Months Ended September 30, 2007
	Petrohawk Historical	Adjustments		Petrohawk Pro Forma
Operating revenues:
Oil and gas	$656,062	$(211,577	)(7)	$444,485
Operating expenses:
Production:
Lease operating	50,528	(18,107	)(7)	32,421
Workover and other	6,132	(2,800	)(7)	3,332
Taxes other than income	43,122	(13,594	)(7)	29,528
Gathering, transportation and other	23,288	(5,625	)(7)	17,663
General and administrative	48,420	—		48,420
Depletion, depreciation and amortization	297,160	(82,626	)(8)	213,976
		(558	)(6)

Total operating expenses	468,650	(123,310)		345,340

Income from operations	187,412	(88,267)		99,145
Other expenses:
Net loss on derivative contracts	(7,005)	—		(7,005)
Interest expense and other	(96,847)	784	(9)	(76,563)
		19,500	(4)

Total other expenses	(103,852)	20,284		(83,568)

Net income before income taxes	83,560	(67,983)		15,577
Income tax provision	(30,549)	30,549	(10)	(5,695)
		(5,695	)(10)

Net income	$53,011	$(43,129)		$9,882

Earnings per share of common stock:
Basic	$0.32			$0.06

Diluted	$0.31			$0.06

Weighted average shares outstanding:
Basic	167,671			167,671

Diluted	171,779			171,779

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

	Year Ended December 31, 2006
	Petrohawk Historical	Adjustments		Petrohawk Pro Forma
Operating revenues:
Oil and gas	$587,762	$(228,196	)(7)	$359,566
Operating expenses:
Production:
Lease operating	58,029	(20,940	)(7)	37,089
Workover and other	8,118	(6,943	)(7)	1,175
Taxes other than income	45,547	(18,473	)(7)	27,074
Gathering, transportation and other	16,187	(5,062	)(7)	11,125
General and administrative	44,069	—		44,069
Depletion, depreciation and amortization	261,272	(96,360	)(8)	164,310
		(602	)(6)

Total operating expenses	433,222	(148,380)		284,842

Income from operations	154,540	(79,816)		74,724
Other income:
Net income on derivative contracts	124,442	—		124,442
Interest expense and other	(89,884)	1,093	(9)	(62,791)
		26,000	(4)

Total other income	34,558	27,093		61,651

Net income before income taxes	189,098	(52,723)		136,375
Income tax benefit	(72,535)	72,535	(10)	(52,311)
		(52,311	)(10)

Net income	116,563	(32,499)		84,064
Preferred dividends	(217)	—		(217)

Net income available to common stockholders	$116,346	$(32,499)		$83,847

Earnings per share of common stock:
Basic	$0.95			$0.68

Diluted	$0.92			$0.67

Weighted average shares outstanding:
Basic	122,452			122,452

Diluted	126,135			126,135

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1—Basis of Presentation

The unaudited pro forma financial information is presented to illustrate the effect of Petrohawk’s November 30, 2007 sale of its Gulf Coast division on its historical financial position and operating results. The unaudited pro forma balance sheet as of September 30, 2007 is based on the historical statements of Petrohawk as of September 30, 2007 after giving effect to the transaction as if it had occurred on September 30, 2007. The unaudited pro forma statements of operations for the nine months ended September 30, 2007 and the fiscal year ended December 31, 2006 are based on the historical financial statements of Petrohawk for such periods after giving effect to the transaction as if it had occurred on January 1, 2006. The unaudited pro forma financial information should be read in conjunction with Petrohawk’s historical consolidated financial statements and notes thereto contained in Petrohawk’s 2006 Annual Report on Form 10-K/A, filed on June 4, 2007, and Petrohawk’s Form 10-Q for the quarter ended September 30, 2007, filed on November 8, 2007.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the company would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results or financial position. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the company’s management believes to be reasonable.

Note 2—Pro Forma Adjustments

The unaudited pro forma consolidated balance sheet at September 30, 2007 reflects the following adjustments:

(1)	Adjustment to reduce the full cost pool for the sale of the Company’s Gulf Coast assets;

(2)	Adjustment to reduce unevaluated oil and gas properties associated with the Company’s Gulf Coast assets;

(3)	Reflects the note receivable from Milagro;

(4)	Reflects the $650 million received directly by a qualified intermediary to facilitate potential like-kind exchange transactions;

(5)	Reflects the use of the remaining $17 million of cash proceeds to reduce the Company’s outstanding balance under its senior revolving credit facility; and

(6)	Reflects the elimination of asset retirement obligations associated with the assets that were sold.

The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 reflect the following adjustments:

(7)	Reflects the elimination of oil and gas revenues and operating expenses associated with the assets that were sold;

(8)	To adjust historical depletion expense associated with oil and gas properties as if the sale of assets had occurred on January 1, 2006. Depletion expense is calculated using the unit of production method under full cost accounting;

(9)	Adjustments to reduce interest expense and other for interest earned on escrowed funds and for the repayment of $17.0 million in outstanding borrowings under the Company’s senior revolving credit facility as of January 1, 2006; and

(10)	Adjustment to record income tax expense on the unaudited pro forma consolidated results of operations based on the Company’s historical effective tax rates of 38.4% for the year ended December 31, 2006, and 36.6% for the nine months ended September 30, 2007.

Petrohawk will incur approximately $12.3 million in transaction costs. This amount consists of costs associated with employee severance payments. These costs are directly attributable to the transaction and have been excluded from the pro forma financial statements as they represent material nonrecurring charges.